Exhibit 99.1

Active Valor International to Invest in Secured Digital’s Malaysian Subsidiary;
Company Expects EBIT and Gross Profit Margin to Improve in 2009

NEW YORK, NY – February 11, 2009 – Secured Digital Applications, Inc. (OTCBB: SDGL), a provider of mobile communication, outsourced business and information technology consulting services, announced today that the Company had on February 10, 2009 executed a Shareholders Agreement with Active Valor International Limited (“AVI”) to subscribe for shares in DigitalApps Sdn Bhd (“DASB”).

Under the terms of the Agreement,

•	AVI will subscribe for 90% equity in DASB with the remaining 10% held by SDGL.

•	In consideration of AVI acquiring 90% equity in DASB, SDGL will receive a guaranteed income totaling $3.9 million that will be progressively paid to SDGL in the following manner:

2009	US$ 1.2 million
2010	1.3 million
2011	1.4 million

•	AVI will provide $11.5 million to fund the roll out of DASB’s mobile VoIP services encompassing mobile VoIP voice calls, mobile advertising and mobile video sharing in China.

•	AVI and SDGL will use their best effort to list DASB on an Asian stock exchange within 3 years from date of the Shareholders Agreement.

Effect of AVI’s Investment in DASB on SDGL’s Financial Results

•
Will reduce the Company’s exposure to currency exchange fluctuations.  Due to the international nature of the Company’s operations, SDGL suffered a translation loss of $193,000 in 2008.  Loss, if any, in 2009 will be minimized as SDGL’s revenue and income will be transacted in US Dollars.

	Before Investment (2008 Unaudited)	After Investment (2009, 2010 & 2011 Projected)

Gross Profit Margin	7.5 – 9.0%	75 – 80%

Operating Margin	2.6 – 3.5%	16.7 – 17.5%

Guaranteed Income	-	$3.9 million payable over 3 years

EBIT	$1.4 million	$2.0 – 2.6 million

EBIT margin	2.3 – 4.0%	36 – 41%

The Company said that AVI’s investment in DASB represents the best strategic move for both SDGL and AVI.  It will allow SDGL to focus on its efforts to raise funds for the roll out of the proposed mobile VoIP network in the U.S.

About Secured Digital Applications, Inc.:
Secured Digital Applications, Inc. is a provider of mobile communication, business process outsourcing and multimedia content production services. The Company’s business is organized under two divisions. The first division is involved in multimedia production, information technology, computing consulting and business process outsourcing services. The second division is focused on mobile VoIP, mobile advertising, sale of smarthome and biometric security hardware, sale of Bluetooth, Global Positioning System and Radio Frequency Identification enabled applications. The target market for the Company’s products and services include customers from the United States, Asia and Australia. For more information, please visit www.digitalapps.net, www.eystar.com and www.sdawmedia.com. Information on our websites does not comprise a part of the press release.

About AVI (www.activevalor.com)
AVI, a privately held corporation, is a leading provider of mobile Voice Over Internet Protocol (“VoIP”) applications and developer of mobile video networking solutions in Asia.

Safe Harbor Statement:
Information contained in this press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "is expected," "intends," "may," "will," "should," "anticipates," "plans" or the negative thereof. These forward-looking statements often include forecasts and projections for future revenue and/or profits and are subject to revision and are not based on audited results. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. Such risks and uncertainties include, but are not limited to, economic downturns, failure to achieve anticipated short- and long-term financial benefits from our business, failure to achieve market demand and acceptance for our products and services and failure to generate sufficient capital or to obtain financing to fund our operations and growth. The Company does not undertake to update, revise or correct any forward-looking statements. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors that could affect the Company's results, reference is made to the Company's registration statements, reports and other documents filed with the Securities and Exchange Commission.

Contact:

Newport Capital Consultants
Stephen Jones
(972) 712 1039
esjones1@aol.com

Secured Digital Applications Inc.
Valerie Looi
valerie.looi@digitalapps.net